EMPLOYMENT AGREEMENT

            AGREEMENT made as of the 20th day of December 1999, by and between COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "Company"), having its principal office at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410 and JOHN ROBLIN, currently residing at 71 Spring Hill Road, Annandale, New Jersey 08801 (the "Executive").

                              W I T N E S S E T H :

            WHEREAS, the Company desires to employ the Executive as provided herein; and

            WHEREAS, the Executive desires to be employed by the Company as provided herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

            1. Employment. The Company, effective December 20, 1999, hereby agrees to employ the Executive as Chief Executive Officer of the Company and the Executive hereby accepts such employment, all upon and subject to the terms and conditions hereinafter set forth.

            2. Term. The term of employment under this Agreement shall commence as of December 20, 1999 (the "Effective Date") and shall continue in full force and effect until December 31, 2001 (including any renewal periods hereof, the "Employment Term"), subject to earlier termination as provided in Section 5 hereof. This Agreement may be renewed by the Company for a two-year period upon the Company providing written notice of renewal to the Executive provided such written notice is given on or before October 1, 2001.

            3. Duties.

            (a) The Executive will render his services to the Company as Chief Executive Officer and shall perform such duties and services of such office or position. In addition, the Executive will hold, without additional compensation therefor, such other offices and directorships in the Company or any parent or subsidiary of the Company to which, from time to time, he may be reasonably appointed or elected.

            (b) Except as otherwise provided herein and except for illness, permitted vacation periods and permitted leaves of absence consistent with the past practice of the Company or as otherwise approved by the Board of Directors of the Company, the Executive agrees that during the term of his employment hereunder, he shall devote all of his full working time and attention, and give his best effort, skill and abilities, exclusively to the business and interests of the Company.

            4. Compensation; Benefits.

            (a) Salary. In consideration of the services to be rendered by the Executive hereunder, including, without limitation, any services rendered by him as an officer or director of the Company or any parent, subsidiary or affiliate of the Company, the Company agrees to pay to the Executive, and the Executive agrees to accept as compensation, an annual salary (the "Base Salary") of (a) $240,000 for the period from the commencement of this Agreement to December 31, 2000, and (b) $252,000 for the period from January 1, 2001 to December 31, 2001, payable in equal monthly installments in accordance with the Company's normal payroll policies. If this Agreement is renewed under Section 2 hereof, the Executive's Base Salary for the period of renewal shall be no less than the Executive's Base Salary as of the time of such renewal. The Company, by action of the Board of Directors or the Compensation Committee of the Board of Directors of the Company, may in its sole discretion, increase the Base Salary at any time. The Executive's Base Salary shall be subject to all applicable withholding and other taxes.

            (b) Bonus. In addition to the payment of the Base Salary, as provided for hereunder, the Company shall pay the Executive a bonus based upon the annual financial performance of the Company (the "Financial Performance Bonus") as follows:

            (A) for the year ending December 31, 2000, in an amount equal to the sum of:

                  (1) (i) $25,000 in cash and such number of shares of the
            Company's common stock, $.01 par value per share (the "Common Stock"), with a Market Value (as defined herein) equal to $25,000 upon the Company achieving a break-even or positive earnings before income taxes ("EBIT") attributable to the Company's TAS product line for the year ending December 31, 2000 ("2000 TAS EBIT"); plus (ii) 5% of the Company's 2000 TAS EBIT for up to the first $500,000 of the Company's 2000 TAS EBIT in cash and such number of shares of Common Stock with a Market Value equal to 5% of the Company's 2000 TAS EBIT for up to the first $500,000 of the Company's 2000 TAS EBIT; plus (iii) 3.75% of the amount of the Company's 2000 TAS EBIT in excess of $500,000 but less than or equal to $1,000,000 in cash and such number of shares of Common Stock with a Market Value equal to 3.75% of the amount of the Company's 2000 TAS EBIT in excess of $500,000 but less than or equal to $1,000,000; plus (iv) 2.5% of the amount of the Company's 2000 TAS EBIT in excess of $1,000,000 in cash and such number of shares of Common Stock with a Market Value equal to 2.5% of the amount of the Company's 2000 TAS EBIT in excess of $1,000,000; provided, however, that such aggregate bonus of cash and stock calculated in this clause (iv) shall not exceed $362,500 in value as of December 31, 2000; plus

                  (2) 2.5% of the Company's EBIT attributable to the Company's
            Classic product line for the year ending December 31, 2000 ("2000 Classic EBIT") in excess of $3,000,000 in cash and such number of shares of Common Stock with a Market Value equal to 2.5% of the Company's 2000 Classic EBIT in excess of $3,000,000; provided, however, that such aggregate bonus of cash and stock calculated in this clause (2) shall not exceed $100,000 in value as of December 31, 2000; and


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

            (B) for the year ending December 31, 2001 and for any year during a renewal of this Agreement, in an amount or pursuant to a calculation to be agreed upon by the Executive and the Company in writing no later than December 31 of the prior year, as the case may be; provided that the terms of such bonus package shall be no less favorable than the terms of the bonus package provided to the Executive for the year ending December 31, 2000 as set forth above in Section 4(b)(A).

For the purposes hereof, "Market Value" shall mean, as of December 31, 2000 (or, if such market referred to below is closed, as of the next preceding business day upon which such market is open), the closing sale price of the shares of Common Stock on such day on the New York Stock Exchange or the American Stock Exchange or, if there shall have been no sales on such exchange or exchanges on such day, the closing sales price of the Common Stock on such day on the NASDAQ National Market System or, if the Common Stock is not included in the NASDAQ National Market System, the closing sales price of the Common Stock on such day on the NASDAQ SmallCap Market or, if the Common Stock shall not be so listed, the average of the bid and asked prices at the end of the day in the over-the-counter market as reported by NASDAQ or, if the Common Stock is not included on NASDAQ, as reported by the National Quotation Bureau, Inc. or any successor organization. For the purposes hereof, each of 2000 TAS EBIT, 2000 Classic EBIT and Financial Performance Bonus shall be determined by and set forth in a certificate of the Company's Chief Financial Officer, and shall be based upon the books and records of the Company and calculated in accordance with generally accepted accounting principles consistently applied. Such certificate shall be final and binding on the parties hereto. The Executive's Financial Performance Bonus, if any, shall be paid no later than ten (10) days after the date of the filing by the Company with the Securities and Exchange Commission of its audited financial statements in its Form 10-K Annual Report.

            (c) Equity Interests.

                  (i) As of January 3, 2000, the Company shall issue to the Executive 25,000 shares of Common Stock (the "Restricted Shares"). The Executive hereby acknowledges and agrees that the value of the Restricted Shares will be treated as ordinary compensation to him. Separately, the Executive hereby agrees to consummate the purchase of at least an aggregate of 25,000 shares of Common Stock (the "Open Market Shares") in the open market on or before six (6) months from the Effective Date.

                  (ii) Upon the commencement of his employment hereunder, the Company shall grant the Executive five-year options to purchase 250,000 shares of Common Stock granted at a price per share equal to the fair market value of such share as of the date of grant, which will vest as to 125,000 shares on the date six (6) months from the Effective Date, and as to 125,000 shares on the date twelve (12) months from the Effective Date, all in accordance with and subject to the terms and conditions set forth in a stock option agreement by and between the Company and the Executive to be entered into concurrently herewith.

                  (iii) As of February 16, 2000, the Company shall grant the Executive five-year options to purchase an additional 125,000 shares of Common Stock (together with the options relating to the 250,000 shares to be granted pursuant to Section 4(c)(ii) above, the "Options"), granted at a price per share equal to the fair market value of such share as of the date


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

of grant, which will all vest on the one year anniversary of the Effective Date, all in accordance with and subject to the terms and conditions set forth in a stock option agreement by and between the Company and the Executive to be entered into at such time.

            (d) Benefits. During the Employment Term, the Executive shall be entitled to the following benefits:

                  (i) vacations and sick leaves in accordance with the Company's policies from time to time in effect for officers and executive employees of the Company; and

                  (ii) participation, subject to qualification and participation requirements, in medical, life or other insurance or hospitalization plans and any pension, profit sharing or other employee benefit plans, presently in effect or hereafter instituted by the Company and applicable to its officers and executive employees.

            (e) Reimbursement of Expenses. The Executive shall be reimbursed for reasonable and necessary expenses incurred by the Executive in performing his employment hereunder, provided such expenses are adequately documented in accordance with the Companies policies.

            5. Termination.

            (a) Disability. If the Executive, due to physical or mental injury, illness, disability or incapacity, shall fail to render the services provided for in this Agreement for a consecutive period of three (3) months, or an aggregate of three (3) months in any six (6) month period, the Company may, at its option, terminate the Executive's employment hereunder upon fourteen (14) days' written notice to the Executive. If the employment of the Executive is terminated pursuant to this Section 5(a), the Company shall have no further obligations to the Executive hereunder after the date of termination other than the payment to the Executive of (x) the Base Salary accrued and unpaid through the date of such termination, (y) the pro rata portion of the bonus payment set forth in Section 4(b) hereof, based upon the number of days the Executive worked during the Company's fiscal year for which such bonus is computed, to the extent the numerical requirements are actually met for the fiscal year in question, which shall be payable at the same time such bonus would have been paid under
Section 4(b) hereof, and (z) any unreimbursed business expenses of the Executive that are otherwise reimbursable hereunder. This provision shall not preclude the Executive from claiming or obtaining such disability benefits to which he may be entitled pursuant to any plan maintained by the Company for disability incurred during the period of his employment by the Company.

            (b) Death. If the Executive shall die during the term of this Agreement, this Agreement and the Executive's employment hereunder shall terminate immediately upon the Executive's death. If the employment of the Executive is terminated pursuant to this Section 5(b), the Company shall have no further obligations to the Executive hereunder after the date of termination other than the payment to the Executive of (x) the Base Salary accrued and unpaid through the date of such termination and a pro rata portion of the Base Salary payable in accordance with the Company's payroll policies for a period of three (3) months following such death, (y) the pro rata portion of the bonus payment set forth in Section 4(b) hereof, based upon


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

the number of days the Executive worked during the Company's fiscal year for which such bonus is computed, to the extent the numerical requirements are actually met for the fiscal year in question, which shall be payable at the same time such bonus would have been paid under Section 4(b) hereof, and (z) any unreimbursed business expenses of the Executive that are otherwise reimbursable hereunder.

            (c) Cause. Notwithstanding anything to the contrary in this Agreement, the Company, upon written notice to the Executive, may in good faith terminate this Agreement and the employment of the Executive hereunder for Cause, which, for purposes of this Agreement, shall be defined to mean (i) the continued and repeated failure or refusal by the Executive to perform specific directives of the Board of Directors of the Company which is not cured within a reasonable period of time not to exceed sixty (60) days after receipt of written notice from the Company, (ii) embezzlement or any offense involving misuse or misappropriation of money or other property of the Company, (iii) conviction for a felony, (iv) any act of dishonesty that is materially injurious to the Company, or (v) material breach by the Executive of any of the terms of this Agreement other than those contained in this Section 5 which, if curable, has not been cured within five (5) business days after such written notice. If the employment of the Executive is terminated pursuant to this Section 5(c), (i) the Company shall have no further obligations to the Executive hereunder after the date of termination other than the payment to the Executive of (x) the Base Salary accrued and unpaid through the date of such termination and (y) any unreimbursed business expenses of the Executive that are otherwise reimbursable hereunder, and (ii) the Company shall not be obligated to make any bonus payments to the Executive pursuant to Section 4(b) hereof for the year in which such termination occurs or to provide any of the benefits set forth in Section 4(d) of this Agreement after the date of such termination, except as may be required by applicable law.

            (d) Change of Control. In the event that at any time during the Employment Term there is a "Change of Control" (as hereinafter defined), (i) the Executive shall, in the exercise of his sole discretion and upon the provision of written notice to the Company within three (3) months after the date of a Change of Control, be entitled to terminate his employment hereunder as of the date of provision of such written notice, and (ii) all of the then unvested Options shall automatically vest and become immediately exercisable, notwithstanding any provision to the contrary in this Agreement or the stock option agreement. Except as set forth in Section 6(a), if the employment of the Executive is terminated pursuant to this Section 5(d), (i) the Company shall have no further obligations to the Executive hereunder after the date of termination other than the payment to the Executive of (x) the Base Salary accrued and unpaid through the date of such termination, (y) the pro rata portion of the bonus payment set forth in Section 4(b) hereof, based upon the number of days the Executive worked during the Company's fiscal year for which such bonus is computed, to the extent the numerical requirements are actually met for the fiscal year in question, which shall be payable at the same time such bonus would have been paid under Section 4(b) hereof, and (z) any unreimbursed business expenses of the Executive that are otherwise reimbursable hereunder, and (ii) the Company shall not be obligated to provide any of the benefits set forth in Section 4(d) of this Agreement after the date of such termination, except as may be required by applicable law.

As used herein, a "Change of Control" shall be deemed to have occurred if (i) any person (including any individual, firm, partnership or other entity) together with all Affiliates and


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Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person, but excluding (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, (C) the Company or any subsidiary of the Company or
(D) Software Investments Limited or Care Corporation Limited or any of their affiliates, is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% of more of the combined voting power of the Company's then outstanding securities, such person being hereinafter referred to as an Acquiring Person; (ii) individuals who, on the date hereof, are Continuing Directors (as defined below) shall cease for any reason to constitute a majority of the Board of Directors of the Company (the "Board"); (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of this paragraph, the term "Continuing Director" shall mean (1) any member of the Board, while such person is a member of the Board, who is a member of the Board on the date of this Agreement, or (2) any person who subsequently becomes a member of the Board, while such person is a member of the Board (excluding an Acquiring Person or a representative of any Acquiring Person), if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

            6. Severance Compensation.

            (a) In the event the Executive's employment hereunder is terminated by the Executive during the Employment Term in the event of a Change of Control pursuant to Section 5(d), the following shall occur:

                  (i) if such Change of Control occurs on or prior to June 30, 2000, the Company shall provide to the Executive as severance compensation an amount equal to six (6) months Base Salary ($120,000), payable in equal monthly installments in accordance with the Company's normal payroll policies;

                  (ii) if such Change of Control occurs after June 30, 2000 but on or prior to December 31, 2000, the Company shall provide to the Executive as severance compensation an amount equal to twelve (12) months Base Salary ($240,000), payable in equal monthly installments in accordance with the Company's normal payroll policies; and

                  (iii) if such Change of Control occurs after December 31, 2000, the Company shall provide to the Executive as severance compensation an amount equal to twelve (12) months Base Salary ($252,000), payable in equal monthly installments in accordance with the Company's normal payroll policies.

            (b) In the event the Executive's employment hereunder is terminated by reason of the Company's decision not to renew this Agreement upon the conclusion of the Employment Term ending on December 31, 2001, the Company shall provide to the Executive as severance compensation an amount equal to three (3) months Base Salary ($63,000), payable in equal monthly installments in accordance with the Company's normal payroll policies.

            (c) In the event the Executive receives severance compensation under this Section 6, the Executive shall not be entitled to receive any other compensation or benefits under this Agreement after the termination of the Executive's employment hereunder and, as a condition to receiving such severance compensation, the Executive hereby agrees that he shall have no other claim against the Company by reason of this Agreement.

            7. Disclosure and Assignment of Discoveries.

            (a) The Executive shall (without any additional compensation) promptly disclose in writing to the Board of Directors of the Company all ideas, processes, devices and business concepts (hereinafter referred to collectively as "Discoveries"), that are patentable or copyrightable, which he, while employed by the Company, conceives, develops, acquires or reduces to practice, whether alone or with others and whether during or after usual working hours, and which are related to the Company's business or interests, or arise out of or in connection with the duties performed by him hereunder; and the Executive hereby transfers and assigns to the Company all right, title and interest in and to such Discoveries. Upon the request of the Company, the Executive shall (without any additional compensation), from time to time during or after the expiration or termination of his employment, execute such further instruments and do all such other acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce it rights in respect of such Discoveries.

            (b) For purposes of this Section 7 and the following Section 8, the term "Company" shall mean and include any and all subsidiaries, parents and affiliated corporations or entities of the Company in existence from time to time.

            8. Non-Disclosure of Confidential Information and Non-Competition.

            (a) The Executive represents that he has been informed that it is the policy of the Company to maintain as secret and confidential all information relating to (i) the computer software, products, processes and/or business concepts used by the Company and (ii) the customers and employees of the Company ("Confidential Information"), and the Executive further acknowledges that such Confidential Information is of great value to the Company and is the property of the Company. The parties recognize that the services to be performed by the Executive are special and unique, and that by reason of this employment by the Company, he will acquire Confidential Information as aforesaid. The parties confirm that to protect the Company's goodwill, it is reasonably necessary that the Executive agree, and accordingly the Executive does hereby agree, that he will not directly or indirectly (except where authorized by the Board of Directors of the Company for the benefit of the Company or as required by law, or a court of competent jurisdiction or subpoena):

            A. at any time during his employment hereunder or after he ceases to be employed by the Company, divulge to any persons, firms or corporations other than the Company (hereinafter referred to collectively as "Third Parties"), or use, or cause to authorize any Third Parties to use, any such Confidential Information; or

            B. at any time during his employment hereunder and for a period of one (1) year after he ceases to be employed by the Company (the "Restricted Period"), solicit or cause or authorize, directly or indirectly, to be solicited for employment, for or on behalf of himself or Third Parties, any persons who were at any time within one (1) year prior to the cessation of his employment hereunder, employees of the Company; or

            C. at any time during his employment hereunder and during the Restricted Period, employ or cause or authorize, directly or indirectly, to be employed, for or on behalf of himself or Third Parties, any such employees of the Company; or

            D. at any time during his employment hereunder, the Executive will not accept employment with or participate, directly or indirectly, as owner, stockholder, director, officer, manager, consultant or agent or otherwise use his special, unique or extraordinary skills or knowledge with respect to the business of the Company or of any affiliate of the Company in or with any business, firm, corporation, partnership, association, venture or other entity or person which is engaged in the business of designing, developing or providing software services to the property and casualty insurance industry, except that this paragraph D shall not be construed to prohibit the Executive form owning up to 5% of the securities of a corporation which are publicly traded on a national securities exchange or in the over-the-counter market or from being employed by an insurance or other company which may design and market software provided the designing and marketing of software is not a principal part of the business of such other company or concern; or

            E. at any time during his employment hereunder, solicit or cause or authorize, directly or indirectly, to be solicited, for or on behalf of himself or Third Parties, any business with respect to designing, developing or providing software services to the property and casualty insurance industry from Third Parties who were, at any time within one (1) year prior to the cessation of his employment hereunder, customers of the Company for such business; or

            F. at any time during his employment hereunder, accept or cause or authorize, directly or indirectly, to be accepted, for or on behalf of himself or Third Parties, any such business from any customers of the Company.

            (b) The Executive agrees that he will not, at any time, remove from the Company's premises any confidential Company drawings, notebooks, data and other documents and materials relating to the business and procedures heretofore or hereafter acquired, developed

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and/or used by the Company without prior written consent of the Board of
Directors of the Company, except as reasonably necessary to the discharge of his duties hereunder.

            (c) The Executive agrees that, upon the expiration of this employment by the Company for any reason, he shall forthwith deliver up to the Company any and all order-books, customer lists, logs, drawings, notebooks and other documents and materials, and all copies thereof, in his possession or under his control relating to any Confidential Information or any Discoveries or which is otherwise the property of the Company.

            (d) The Executive agrees that any breach or threatened breach by him of any provision of this Section 8 shall entitle the Company, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by the Executive hereinabove shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any other restriction, will not effect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. No waiver of any one breach of the restrictions contained in this
Section 8 shall be deemed a waiver of any future breach.

            (e) The Executive hereby acknowledges that he is fully cognizant of the restrictions put upon him by this Section 8, and that the provisions of this
Section 8 shall survive the termination of this Agreement and his employment with the Company.

            9. Life Insurance. The Executive agrees that the Company may apply for and purchase one or more life insurance policies on the life of the Executive in such amount or amounts as the Company deems appropriate. The Company shall be the sole beneficiary of such insurance policy or policies and the Executive hereby acknowledges that the Company has an insurable interest in his life. The Executive agrees to cooperate with the Company in obtaining any insurance on the life or on the disability of the Executive which the Company may desire obtain for its own benefit and shall undergo such physical and other examinations, and shall execute any consents or applications, which the Company may reasonably request in connection with the issuance of one or more of such insurance policies. The Company hereby agrees to cancel such life insurance policy with respect to the Executive immediately upon the termination of his employment hereunder.

            10. Investment Representations; Legends; Stop Orders.

            (a) With respect to any shares of Common Stock to be acquired by the Executive and contemplated by this Agreement (collectively, except for the Open Market Shares, the "Company Issued Shares"), the Executive represents that he is acquiring such shares for his own account without a view to any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), subject, nevertheless, to any requirements of law that the disposition of his property shall at all times be within his control. The Executive represents that he (i) as a result of his investigations of the Company in connection with this Agreement and the Executive's employment with the Company, has intimate knowledge of the business and affairs of the Company; (ii) other than as provided for herein, has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else such shares or any part thereof; (iii) has received any and all information regarding the Company and its business and proposed business which he has requested in connection with the investment contemplated hereby; (iv) has sufficient knowledge and experience in business matters to evaluate the merits and risks of an investment in the Company; (v) has adequate means of providing for his current needs and possible contingencies, and has no need for liquidity of his investment in the Company; and (vi) would be able to bear the economic risk of a complete loss of his proposed investment hereunder. The Executive acknowledges that the Company is issuing the Company Issued Shares in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act and is relying upon these representations, and agrees that such Company Issued Shares may only be transferred if registered under the Securities Act or pursuant to an exemption from such registration requirements. The Executive understands that Rule 144 promulgated under the Securities Act is not presently available with respect to the Company Issued Shares, and that absent registration of such shares under the Securities Act, compliance with an applicable exemption under the Securities Act is required for any public sale or other disposition of the Company Issued Shares.

The Executive agrees that prior to any proposed transfer of the Company Issued Shares and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act or an opinion of counsel to the Company (or other counsel acceptable to the Company and its counsel) that the Company Issued Shares may be sold publicly without registration under the Securities Act, the Executive will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by the transferee to indemnify the Company to the same extent as set forth in the immediately succeeding sentence of this Section 10(a), and (iii) such other documents and instruments as the Company may reasonably request. Except for transfers of the Company Issued Shares required pursuant to the terms of this Agreement, the Executive agrees to indemnify the Company and its officers, directors, stockholders and agents against any and all losses, claims, damages, expenses or liabilities to which the Company may become subject under any federal or state securities law, at common law, or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon (1) any transfer of the Company Issued Shares owned by the Executive in violation of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated under either of such Acts, or (2) any untrue statement of a material fact or omission to state any material fact in connection with the Executive's representations pursuant to this Section 10(a) or with respect to the facts and representations supplied to counsel to the Company upon which its opinion as to a proposed transfer by the Executive was based.

            (b) The certificates of Common Stock representing the Company Issued Shares shall bear the following restrictive legend:

            THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

            (c) The Company may place a stop order with its transfer agent and registrar with respect to the Company Issued Shares or any certificates into which such shares are exchanged.

            11. Notices. All notices, requests, demands or other communications hereunder shall be deemed to have been given if delivered in writing personally or by certified mail to each party at the address set forth below, or at such other address as each party may designate in writing to the other:

            If to the Company:

            Cover-All Technologies Inc.
            18-01 Pollitt Drive
            Fair Lawn, New Jersey 07410
            Attention:  Chairman

            With a copy to:

            Piper Marbury Rudnick & Wolfe LLP
            1251 Avenue of the Americas
            New York,  New York  10020
            Attention:  Leonard Gubar, Esq.

            If to the Executive:

            John Roblin
            71 Spring Hill Road
            Annandale, New Jersey 08801

            12. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement between the parties, and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced. No provision hereof shall be construed against a party because that provision or any other provision was drafted by or at the direction of such party.

            13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

            14. Severability. In the event that any one or more of the provisions of this Agreement shall be declared to be illegal or unenforceable under any law, rule or regulation of any government having jurisdiction over the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement.

            15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            16. Governing Law. All matters concerning the validity and interpretation of the performance under this Agreement shall be governed by the laws of the State of New Jersey, whose courts or the federal courts located in the District of New Jersey shall have exclusive jurisdiction over the parties to which they consent.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    COVER-ALL TECHNOLOGIES INC.


                                    By: /s/ Mark Johnston
                                       ---------------------------------
                                    Name:
                                    Title:


                                    /s/ John Roblin
                                    ------------------------------------
                                    JOHN ROBLIN


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